UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 6, 2004

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Cose)

(800) 337-6642

(Registrant’s telephone number, including area cose)

not applicable

(Former name or former address, if changed since last report)

Item 7.

Financial Statements and Exhibits

Exhibits

99.1 Press Release issued by the Registrant on August 6, 2004

Item 12. Results of Operations and Financial Condition

On August 6, 2004 the Registrant issued a press release with results for the second quarter ended June 30, 2004. The press release is attached hereto as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Chief Executive Officer and Principal Executive Officer

Date: August 6, 2004

Unity Wireless

Technology & Innovation to Power a Wireless World!

FOR IMMEDIATE RELEASE

Unity Wireless Reports Second Quarter 2004 Results

Highest Quarterly Revenues Ever of $2,063,198 Reflect Ramp-up in Sales from China

BURNABY, BC – August 6, 2004: Unity Wireless Corporation (OTCBB: UTYW), a developer of integrated wireless subsystems and power amplifiers, today announced results for its second quarter ended June 30, 2004.

Ilan Kenig, President and CEO of Unity Wireless Corporation, stated, “We have finally begun to realize the revenue potential of our maturing product line that we have developed for an international group of tier-one and tier-two customers. While the second quarter sales point to China as the first market where we are gaining significant growth, production orders in higher volumes are expected from additional customers this year as we continue to establish our position as a credible and reliable supplier of power amplifiers and integrated subsystems in our industry.”

Revenues for the three months ended June 30, 2004 were $2,063,198, up $361,177, or 21%, as compared to revenues of $1,701,021 for the same period in 2003.  Revenues for the six months ended June 30, 2004 were $2,823,580, up $775,692, or 38%, as compared to revenues of $2,047,888 for the same period in 2003.

Loss in the second quarter of 2004 increased $963,393, to $757,823, as compared to earnings of $205,570 in the second quarter of 2003.  Loss in the first half of 2004 increased $1,204,941, to $1,420,725, as compared to a loss of $215,784 in the first half of 2003.

“Losses experienced in the second quarter were largely the result of lower gross margins due to production tooling and various ramp-up, expediting and additional costs associated with initiating volume manufacturing capabilities for a customer in China,” commented Dallas Pretty, Unity’s Chief Financial Officer. “While we will continue to experience price and margin pressure in China, we do anticipate that gross margins will improve as products are redesigned for cost savings and as our supply chain management, ramp-up and outsourced manufacturing costs are normalized over the balance of the year.”

The Company’s Form 10Q-SB for the second quarter ended June 30, 2004 contains additional financial information, and can be accessed at the Company’s website or through the Securities and Exchange Commission’s website at www.sec.gov.

About Unity Wireless www.unitywireless.com

Unity Wireless is a leading ISO 9001:2000 certified developer of integrated wireless subsystems and Power Amplifier technology.  The Company’s integrated subsystems, single-carrier and multi-carrier power amplifier products deliver world-class efficiency and performance with field-proven quality and reliability in thousands of base stations and repeaters around the world.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements.  Any statement containing words such as “believes,” “anticipates,” “plans,” “expects,” and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations.  Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

For More Information Contact:

James E. Carruthers, Unity Wireless, (604) 267- 2716   jamesc@unitywireless.com

Mike Mulshine, Osprey Partners, (732) 292-0982   osprey57@optonline.net